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                                   EXHIBIT 16

        LETTER FROM ALTSCHULER MELVOIN AND GLASSER LLP TO THE SECURITIES
                   AND EXCHANGE COMMISSION DATED JUNE 20, 2002





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 24, 2002

Dear Sir/Madam:

We have read paragraphs (a) through (d) of Item 4 on Form 8-K dated June 20, 2002 of Universal Automotive Industries, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

                                       Very truly yours,

                                       /s/ Altschuler Melvoin and Glasser LLP
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